UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2003

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:    (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On June 19, 2003, the Mohegan Tribal Gaming Authority (the “Authority”) announced that the Authority has commenced a cash tender offer and consent solicitation (the “Offer”) for any and all of its $300,000,000 aggregate principal amount of 8.75% Senior Subordinated Notes due 2009 (the “Notes”). The Offer is scheduled to expire at 12:00 midnight, New York City time, on Thursday, July 17, 2003, unless extended or earlier terminated. The consent solicitation will expire at 5:00 p.m., New York City time, on Monday, June 30, 2003. Holders tendering their Notes will be required to consent to certain proposed amendments to the indenture governing the Notes, which will eliminate substantially all of the restrictive covenants. On June 19, 2003, the Authority issued a press release relating to the commencement of the Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This press release may also be found on the Authority’s website at www.mohegansun.com under “About Us/Investor Relations.”

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are furnished as part of this report:

99.1    Press Release of the Mohegan Tribal Gaming Authority, dated June 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: June 20, 2003	By:	/s/ Mark F. Brown
Mark F. Brown Chairman, Management Board

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Mohegan Tribal Gaming Authority, dated June 19, 2003.